LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING  OBLIGATIONS

Know all by these presents, that the undersigned (the "Reporting  Person") hereby makes, constitutes and appoints each of Angela Grinstead, Richard Almeida and Arya Sadeghi, signing singly, as the Reporting Person's true and lawful attorney-in-fact,  with full power and authority as hereinafter described on behalf of and in the name, place and stead of the Reporting Person to:

(I)  prepare, execute in the Reporting Person's name and on the
Reporting Person's behalf, and submit to the U.S. Securities and Exchange
Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Reporting Person to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
Exchange Act of 1934 or any rule or regulation of the SEC;

(2)  prepare, execute, acknowledge,  deliver and file Forms 3,
4, and 5 (including any amendments thereto) with respect to the securities of CoreLogic, Inc., a Delaware corporation (the "Company"), with the SEC, any national securities exchanges  and the Company, as considered necessary or advisable under Section 16(a) of the
Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange  Act");

(3)  seek or obtain, as the Reporting Person's representative and on the Reporting Person's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the Reporting
Person hereby authorizes any such person to release any such information to the Reporting Person and approves and ratifies any such release of information; and

(4)  perform any and all other acts which in the discretion of such attorney-in-fact  are necessary or desirable for and on behalf of the Reporting Person in connection with the foregoing.

The Reporting Person acknowledges that:

(1)  this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)  any documents prepared and/or executed by such attorney-in-fact on behalf of the Reporting Person will be in such form and will contain such information and disclosure as such attorney-in-fact,  in his or her discretion, deems necessary or desirable;

(3)  neither the Company nor such attorney-in-fact  assumes (i) any liability for the Reporting Person's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the Reporting Person for any failure to comply with such requirements, or (iii) any obligation or liability of the
Reporting Person for profit disgorgement  under Section 16(b) of the Exchange Act; and

(4)  this Power of Attorney does not relieve the Reporting Person from responsibility for compliance with the Reporting Person's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 ofthe Exchange Act.

The Reporting Person hereby gives and grants the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the Reporting Person might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the Reporting Person, shall lawfully do or cause to be done by virtue of this
Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the
Reporting Person in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed as of this 5th day of November 2017.

/s/Claudia Fan Munce